As Filed With the Securities and Exchange Commission
on August 10, 2006
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GAYLORD ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware	73-0664379
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
One Gaylord Drive
Nashville, Tennessee 37214
(Address of Principal Executive Offices)
GAYLORD ENTERTAINMENT COMPANY 2006 OMNIBUS INCENTIVE PLAN
(Full title of the plan)
Carter R. Todd, Esq.
Senior Vice President, Secretary and General Counsel
Gaylord Entertainment Company
One Gaylord Drive
Nashville, Tennessee 37214
(615) 316-6000
(Name, Address, and Telephone Number of Registrant’s agent for service)
Copy to:
F. Mitchell Walker, Jr., Esq.
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of securities	Amount to be	maximum offering	maximum aggregate	Amount of
to be registered	registered (1)	price per share(2)	offering price	registration fee
Common Stock, $0.01 par value	2,690,000	$38.87	$104,560,300	$11,187.95

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Pursuant to Rule 457(h)(1) and (c) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange on August 7, 2006.

PART I
PART II
SIGNATURES
EXHIBIT INDEX
Ex-5.1 Opinion of Bass, Berry & Sims PLC
Ex-23.1 Consent of Ernst & Young LLP

PART I
Information Required in the Section 10(a) Prospectus
     Gaylord Entertainment Company (the “Registrant”) has sent or given or will send or give documents containing the information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”) to participants in the plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant is not filing such documents with the SEC, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the SEC, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:
(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

(2)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2006 and June 30, 2006;

(3)	The Registrant’s Current Reports on Form 8-K filed with the SEC on February 14, 2006, February 15, 2006, July 5, 2006 and August 3, 2006; and

(4)	The description of the Registrant’s common stock set forth in the Registrant’s Form 10/A-3, filed on August 29, 1997, and as updated in Item I on the Registrant’s Schedule 14A, filed on April 5, 2001.
     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.
     Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or the related prospectus.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     The registrant is a corporation organized under the laws of the State of Delaware.
     Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation) or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses, (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the person indemnified is not wholly successful in such action, suit or proceeding, but is successful, on the merits or otherwise, in one or more but less than all claims, issues or matters in such proceeding, he or she may be indemnified against expenses actually and reasonably incurred in connection with each successfully resolved claim, issue or matter. In the case of an action or suit by or in the right of the corporation to procure a judgment in its favor, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 provides that, to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or manner therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
     Pursuant to authority conferred by Delaware law, the Registrant’s certificate of incorporation contains a provision providing that no director shall be liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under Delaware law as then in effect or as it may be amended. This provision is intended to eliminate the risk that a director might incur personal liability to the Registrant or its stockholders for breach of the duty of care.
     The Registrant’s certificate of incorporation and bylaws contain provisions requiring the Registrant to indemnify and advance expenses to, its directors and officers to the fullest extent permitted by law. Among other things, these provisions generally provide indemnification for the Registrant’s officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding if the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and in certain cases only if the director or officer is not adjudged to be liable to the Registrant.
     The Registrant maintains insurance on behalf of any person who is or was a director or officer of the Registrant, or is now or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power or the obligation to indemnify him against such liability under the provisions of the bylaws. The Registrant has also entered into indemnification agreements with its directors that will require it, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors.
Item 7. Exemption from Registration Claimed.
     None.
Item 8. Exhibits.

4.1	Specimen of Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 10, as amended on June 30, 1997 (File No. 1-13079)).

4.2	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K dated October 7, 1997 (File No. 1-13079)).

4.3
Amendment to Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 1-13079)).

4.4	Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 10, as amended on June 30, 1997 (File No. 1-13079)).

5.1	Opinion of Bass, Berry & Sims PLC.

10.1	2006 Omnibus Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement dated April 3, 2006).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1	Powers of Attorney (contained on signature pages of this Registration Statement).
Item 9. Undertakings.
     A. The Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that clauses (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 10th day of August, 2006.

GAYLORD ENTERTAINMENT COMPANY
By:	/s/ Carter R. Todd
Carter R. Todd
Senior Vice President, General Counsel and Secretary

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Colin V. Reed, David C. Kloeppel and Carter R. Todd and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Colin V. Reed Colin V. Reed	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	August 10, 2006
/s/ Michael J. Bender Michael J. Bender	Director	August 10, 2006
/s/ Robert P. Bowen Robert P. Bowen	Director	August 10, 2006
/s/ E. K. Gaylord, II E. K. Gaylord, II	Director	August 10, 2006
/s/ E. Gordon Gee E. Gordon Gee	Director	August 10, 2006
/s/ Ralph Horn Ralph Horn	Director	August 10, 2006
/s/ Ellen Levine Ellen Levine	Director	August 10, 2006
/s/ Michael D. Rose Michael D. Rose	Director	August 10, 2006

Signature	Title	Date
Michael I. Roth	Director
/s/ David C. Kloeppel David C. Kloeppel	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 10, 2006
/s/ Rod Connor Rod Connor	Senior Vice President and Chief Administrative Officer (Principal Accounting Officer)	August 10, 2006

EXHIBIT INDEX

4.1	Specimen of Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 10, as amended on June 30, 1997 (File No. 1-13079)).

4.2	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K dated October 7, 1997 (File No. 1-13079)).

4.3
Amendment to Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 (File No. 1-13079)).

4.4	Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 10, as amended on June 30, 1997 (File No. 1-13079)).

5.1	Opinion of Bass, Berry & Sims PLC.

10.1	2006 Omnibus Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement dated April 3, 2006).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1	Powers of Attorney (contained on signature pages of this Registration Statement).